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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-02377, 333-11817, 33-27814, 333-83025, and
333-85231) and Form S-8 (Nos. 333-66960, 333-59264, 333-74416, 333-35690,
333-74955, 333-76417, 333-89719, 333-67301, 333-59911, 333-71171, 333-67591,
333-71253, 333-41089, 333-28507, 333-17363, 333-13207, 333-13205, 333-02363,
2-87392, 33-23306, 33-35928, 33-53454, 33-55257, 33-56269, and 33-65467) of
Union Planters Corporation of our report dated January 17, 2002 relating to the consolidated financial statements, which appears in Appendix C of Union Planters Corporation's 2002 Definitive Proxy Statement and which is incorporated by reference in this Form 10-K.



PricewaterhouseCoopers LLP
Memphis, Tennessee
March 15, 2002